SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
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SUNAMERICA FOCUSED SERIES, INC.

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AIG SUNAMERICA ASSET MANAGEMENT CORP.
SUNAMERICA FOCUSED SERIES, INC.

Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311
(800) 858-8850

February 11, 2008

Dear Shareholder:

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the Focused Large-Cap Growth Portfolio, the Focused Growth and Income Portfolio, and/or the Focused International Equity Portfolio (each, a “Portfolio” and together, the “Portfolios”), each a series of SunAmerica Focused Series, Inc. (the “Company”). The purpose of the Information Statement is to inform you that on August 27, 2007, the Board of Directors of the Company approved a new subadvisory agreement (the “New Subadvisory Agreement”) between AIG SunAmerica Asset Management Corp. and Marsico Capital Management, LLC (“Marsico”) with respect to the Portfolios. The New Subadvisory Agreement became effective on December 14, 2007, which is the date Marsico and certain newly-formed affiliates completed a transaction in which Marsico Parent Company, LLC, a company indirectly owned by Thomas F. Marsico, Marsico family interests and Marsico employees, reacquired Marsico from a subsidiary of Bank of America Corporation and Marsico again became an independently-owned investment management firm. Thomas F. Marsico is the founder and Chief Executive Officer of Marsico. The prior subadvisory agreement provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Marsico. The closing of the Transaction constituted a change in control of Marsico. The New Subadvisory Agreement is the same in all material respects as the prior subadvisory agreement with Marsico except for the effective date and the term of the New Subadvisory Agreement.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Subadvisory Agreement and Marsico.

This document is for your information only and you are not required to take any action.  If you have any questions regarding this change, please feel free to call us at (800) 858-8850, x6010. We thank you for your continued interest in AIG SunAmerica Mutual Funds.

Sincerely,

Peter A. Harbeck
President and CEO
AIG SunAmerica Asset Management Corp.

SUNAMERICA FOCUSED SERIES, INC.

Focused Large-Cap Growth Portfolio
Focused Growth and Income Portfolio
Focused International Equity Portfolio

Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311

INFORMATION STATEMENT
REGARDING A NEW SUBADVISORY AGREEMENT WITH
MARSICO CAPITAL MANAGEMENT, LLC

You have received this information statement (the “Information Statement”) because you own shares in the Focused Large-Cap Growth Portfolio (the “Large-Cap Growth Portfolio”), the Focused Growth and Income Portfolio (the “Growth and Income Portfolio”), and/or the Focused International Equity Portfolio (the “International Equity Portfolio”) (each, a “Portfolio” and together, the “Portfolios”), each a series of SunAmerica Focused Series, Inc. (the “Company”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the new subadvisory agreement (“New Subadvisory Agreement”) between AIG SunAmerica Asset Management Corp. (“AIG SunAmerica” or the “Adviser”), the Portfolios’ investment adviser, and Marsico Capital Management, LLC (“Marsico”) with respect to the Portfolios. Pursuant to the New Subadvisory Agreement, Marsico serves as a subadviser to each Portfolio and is responsible for managing a portion of each Portfolio’s assets.

The Portfolios were also subadvised by Marsico prior to the effective date of the New Subadvisory Agreement. The prior subadvisory agreement (the “Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Marsico. On December 14, 2007, Thomas F. Marsico, the founder and Chief Executive Officer of Marsico, certain newly-formed affiliates and Marsico Parent Company, LLC, a company indirectly owned by Mr. Marsico, Marsico family interests and Marsico employees, completed a transaction to repurchase Marsico from a subsidiary of Bank of America Corporation (the “Transaction”). The closing of the Transaction constituted a change in control of Marsico. The Company’s Board of Directors (the “Board” or the “Directors”), including all of the Directors who are not “interested persons” of the Company, AIG SunAmerica or Marsico, as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”), approved the New Subadvisory Agreement for the Portfolios between AIG SunAmerica and Marsico.

The New Subadvisory Agreement is the same in all material respects as the Prior Subadvisory Agreement, except for the effective date and the term of the agreement.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

The Company has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows AIG SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Company must furnish the fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Order.

This Information Statement is being mailed on or about February 11, 2008 to shareholders of the Portfolios. Copies of the Portfolios’ most recent annual and semi-annual reports are available without charge and may be obtained by writing to AIG SunAmerica Mutual Funds c/o BFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, x6010.

The Adviser and its Responsibilities

AIG SunAmerica is an investment adviser registered with the SEC. Pursuant to an Investment Advisory and Management Agreement (the “Advisory Agreement”) with the Company dated as of January 1, 1999, which was last approved by the Board at an in-person meeting held on August 27, 2007, AIG SunAmerica serves as the investment adviser and administrator to the Portfolios. The Portfolios are series of the Company, a Maryland corporation. The Company is a management investment company, registered under the 1940 Act.

AIG SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. AIG SunAmerica selects the subadvisers for the Company’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to oversight by the Directors. The Advisory Agreement authorizes AIG SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. AIG SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. AIG SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations.

Pursuant to the Prior Subadvisory Agreement with AIG SunAmerica, Marsico served as the subadviser to the Portfolios until the Prior Subadvisory Agreement was terminated upon the change of control of Marsico, which occurred on the date the Transition was consummated. At the Board meeting held on August 27, 2007, the Directors, including all of the Independent Directors, approved the New Subadvisory Agreement between AIG SunAmerica and Marsico, to become effective upon the consummation of the Transaction. The New Subadvisory Agreement became effective on December 14, 2007.

Under the Advisory Agreement, AIG SunAmerica receives from each Portfolio a fee, accrued daily and payable monthly, based on the average daily net assets of each Portfolio at the rates listed below.

	Advisory Fee Rate for Fiscal Year	Advisory Fee Paid for Fiscal Year
Portfolio	Ended October 31, 2007	Ended October 31, 2007

Large-Cap Growth Portfolio	0.85%	$9,082,703
Growth and Income Portfolio	1.00%	$4,809,703
International Equity Portfolio	1.25%	$4,504,738

For the fiscal year ended October 31, 2007, AIG SunAmerica paid the subadvisers to each Portfolio, including Marsico, an aggregate fee equal to the annual rate of the Portfolio’s average daily net assets as listed below.

	Aggregate Subadvisory Fee Rate for	Aggregate Subadvisory Fee Paid for
Portfolio	Fiscal Year Ended October 31, 2007	Fiscal Year Ended October 31, 2007

Large-Cap Growth Portfolio	0.37%	$3,976,566
Growth and Income Portfolio	0.29%	$1,408,233
International Equity Portfolio	0.50%	$1,819,258

Based on these payments to the Portfolios’ subadvisers, AIG SunAmerica retained, pursuant to the Advisory Agreement, a management fee rate equal to the average daily net assets of each Portfolio at the rates listed below:

	Advisory Fee Rate Retained for Fiscal	Advisory Fee Retained for Fiscal
Portfolio	Year Ended October 31, 2007	Year Ended October 31, 2007

Large-Cap Growth Portfolio	0.48%	$5,106,137
Growth and Income Portfolio	0.71%	$3,401,470
International Equity Portfolio	0.75%	$2,685,480

Comparison of Prior Subadvisory Agreement and New Subadvisory Agreement

The terms of the New Subadvisory Agreement, including fees payable to Marsico by AIG SunAmerica, are identical in all material respects to those of the Prior Subadvisory Agreement, except for the dates of effectiveness and termination. The New Subadvisory Agreement will expire on August 31, 2009, unless specifically reapproved in the manner required by the 1940 Act and the rules thereunder. The form of the New Subadvisory Agreement is attached to this Information Statement as Exhibit A. The following discussion provides a comparison of certain terms of the Prior Subadvisory Agreement to the terms of the New Subadvisory Agreement.

Investment Advisory Services.  The investment advisory services provided by Marsico to the Portfolios under the New Subadvisory Agreement are identical as those services provided by Marsico to the Portfolios under the Prior Subadvisory Agreement. Both the Prior Subadvisory Agreement and the New Subadvisory Agreement provide that, subject to the supervision, direction and approval of AIG SunAmerica and the Board, Marsico is responsible for managing the investment and reinvestment of a portion of each Portfolio’s assets in a manner consistent with the Portfolio’s investment objectives, policies and restrictions, and applicable federal and state law. Marsico makes decisions with respect to all purchases and sales of securities and other transactions involving securities and other investment assets for the portion of the Portfolio’s assets that Marsico manages. In order to implement its investment decisions, Marsico has full discretion and is authorized to place orders and issue instructions with respect to those transactions for the Portfolios. Marsico is not, however, responsible for voting proxies or participating in class actions and/or other legal proceedings on behalf of the Portfolios, but provides such assistance as is reasonably requested by AIG SunAmerica.

The terms of the Prior Subadvisory Agreement and the New Subadvisory Agreement further specify that Marsico maintain all books and records with respect to each Portfolio’s securities transactions required to be maintained by it under the 1940 Act and the rules thereunder and deliver to AIG SunAmerica and the Board such periodic and special reports as AIG SunAmerica or the Board may reasonably request. Furthermore, the Prior Subadvisory Agreement and the New

Subadvisory Agreement each provides that Marsico carry out its duties in a manner consistent with applicable federal and state laws and regulations and exercise its best judgment and act in good faith and use reasonable care in rendering the services it agrees to provide. The investment advisory services continue to be provided by the same Marsico personnel under the New Subadvisory Agreement as under the Prior Subadvisory Agreement, with Thomas F. Marsico continuing to act as the portfolio manager for the portion of the Large-Cap Growth Portfolio and the Growth and Income Portfolio for which Marsico provides subsadvisory services and James G. Gendelman acting as portfolio manager for the portion of the International Equity Portfolio for which Marsico provides subadvisory services. Marsico does not anticipate that the Transaction has or will have any adverse effect on the performance of its obligations under the New Subadvisory Agreement.

Fees.  The fees paid by AIG SunAmerica to Marsico under the New Subadvisory Agreement are identical to the fees paid by AIG SunAmerica to Marsico under the Prior Subadvisory Agreement. Under both the Prior Subadvisory Agreement and the New Subadvisory Agreement, Marsico has no right to obtain compensation directly from the Company or the Portfolios for services provided and looks solely to AIG SunAmerica for payment of fees due.

Payment of Expenses.  Under both the Prior Subadvisory Agreement and the New Subadvisory Agreement, Marsico bears all expenses in connection with the performance of its services. The expenses borne by a Portfolio under the New Subadvisory Agreement are the same as in the Prior Subadvisory Agreement.

Limitation on Liability.  The Prior Subadvisory Agreement and New Subadvisory Agreement each generally provide that Marsico will not be liable to AIG SunAmerica, the Company, each Portfolio or its respective shareholders for any act or omission in the course of, or connected with, its services or for any losses that may be sustained in the purchase, holding or sale of any security, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of obligations and duties by Marsico in the performance of its duties.

Termination.  Both the Prior Subadvisory Agreement and the New Subadvisory Agreement provide that such Agreement may be terminated, without penalty, (i) by a majority of the Board or by vote of holders of a majority of the outstanding voting securities of a Portfolio at any time, (ii) by AIG SunAmerica on not less than thirty (30) nor more than sixty (60) days’ written notice to Marsico, or (iii) by Marsico upon ninety (90) days’ written notice to the Company and AIG SunAmerica. As with the Prior Subadvisory Agreement, the New Subadvisory Agreement also will terminate automatically in the event of assignment or in the event of the assignment or termination of the investment advisory and management agreement between AIG SunAmerica and the Company, on behalf of the Portfolios.

Factors Considered by the Board of Directors

The Board, including the Independent Directors, at a meeting held on August 27, 2007, approved the New Subadvisory Agreement between AIG SunAmerica and Marsico with respect to the Portfolios in anticipation of the termination of the Prior Subadvisory Agreement between AIG SunAmerica and Marsico upon the effective date of the Transaction. In determining whether to approve the New Subadvisory Agreement, the Board, including Independent Directors, considered the following information:

Nature, Extent and Quality of Services Provided.  The Board, including the Independent Directors, heard a presentation from representatives of Marsico, including Thomas F. Marsico, and reviewed details of the Transaction. In evaluating the nature, quality and extent of the services to be provided by Marsico under the New Subadvisory Agreement, the Directors considered, among other things, the expected impact of the Transaction on the operations, facilities, organization and personnel of Marsico and how it would affect the Portfolios, the ability of Marsico to perform its duties after the Transaction and any anticipated changes to the current investment practices and related services provided to the Portfolios. The Board noted that it was anticipated that the Transaction would not result in a change in the portfolio managers to the portion of each Portfolio’s assets subadvised by Marsico.

The Board reviewed Marsico’s history, structure, size, visibility and resources, which are needed to attract and retain highly qualified investment professionals. The Board reviewed the personnel that are responsible for providing subadvisory services to the Portfolios and concluded, based on their experience with Marsico that: (i) Marsico is able to retain high quality portfolio managers and other investment personnel; (ii) Marsico exhibited a high level of diligence and attention to detail in carrying out its responsibilities under the Prior Subadvisory Agreement; and (iii) Marsico had been responsive to requests of the Board and of AIG SunAmerica. The Board considered that Marsico has developed internal policies and procedures for monitoring compliance with the investment objectives, policies and restrictions of the Portfolios as set forth in the prospectus. The Board also considered Marsico’s code of ethics, compliance and regulatory history. The Board noted that Marsico has not experienced any material regulatory or compliance problems nor have they been involved in any material litigation or administrative proceedings that would potentially impact it from effectively serving as subadviser to the Portfolios.

The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided by Marsico under the New Subadvisory Agreement, and such services were reasonable and appropriate in relation to the subadvisory fee. The Board concluded that the quality of services to be provided by Marsico to the Portfolios after the Transaction should continue to be high.

Investment Performance.  The Board, including the Independent Directors, also considered the investment performance of Marsico with respect to the Portfolios. In connection with its review, the Board received and reviewed information regarding the investment performance of the Portfolios as compared to each Portfolio’s peer universe (“Peer Universe”) and/or peer group (“Peer Group”) as determined by Lipper, Inc. (“Lipper”) and to an appropriate index or combination of indices. The Board also noted that it regularly reviews the performance of the Portfolios throughout the year.

In preparation for the August 27, 2007 meeting, the Board was provided with reports independently prepared by Lipper. Based on the Lipper reports, the Board reviewed each Portfolio’s annualized total returns for the prior one-, two-, three-, four-, five- and ten-year periods ended June 30, 2007. The Board also received a report prepared by AIG SunAmerica that detailed each Portfolio’s performance for the for the three-month period ending June 30, 2007 as compared to each Portfolio’s respective category as determined by Morningstar, Inc. (“Morningstar category”) and in certain instances a Portfolio’s broad based index.

For the Large-Cap Growth Portfolio, the Board considered that while the Portfolio had ranked in the fifth quintile of its Peer Universe for the prior one-, two, three- and four-year periods, it still ranked in the first quintile for the period since inception. The Board noted that it was concerned with the Portfolio’s performance and that each subadviser, including Marsico, had been underperforming over recent periods. As a result, the Board requested that AIG SunAmerica report back to the Board at a future meeting with proposals for improving performance. The Board took note that over the short-term, Marsico had underperformed its Peer Universe with respect to the Large-Cap Growth Portfolio and received an explanation of the factors contributing to such short-term underperformance, as well as a summary of steps being taken as part of Marsico’s strategy to improve its relative short-term performance.

For the Growth and Income Portfolio, the Board considered that the Portfolio ranked in the first quintile of its Peer Universe for the prior one-, two, three- and five-year periods as well as since inception. Additionally, the Board noted that Marsico had ranked in the fourth quartile of the Portfolio’s Morningstar category for three-month period ending June 30, 2007. The Board took note that over the short-term, Marsico had underperformed its Peer Universe with respect to the Growth and Income Portfolio and received an explanation of the factors contributing to such short-term underperformance, as well as a summary of steps being taken as part of Marsico’s strategy to improve its relative short-term performance.

For the Focused International Equity Portfolio, the Board considered that while the Portfolio ranked in the fourth quintile of its Peer Universe for the prior one-, two- and three-year periods it was still providing strong performance over longer periods, noting that the Portfolio ranked in the second quintile for the prior five-year period and in the first quintile for the period since inception. Additionally, the Board noted that Marsico had ranked in the fourth quartile of the Portfolio’s Morningstar category for the three-month period ending June 30, 2007.

The Board further considered Marsico’s long-term strong performance in managing money in the concentrated stock picking strategy used for the Portfolios and noted that despite the recent underperformance, Marsico was delivering satisfactory performance results consistent with the long-term investment strategies being pursued by the Portfolios. The Board also reviewed a memorandum it had received from Marsico which stated that it anticipated the current portfolio management team would continue to manage the portion of each Portfolio’s assets that would be allocated to Marsico pursuant to the New Subadvisory Agreement. Based on this information, the Board considered that the quality of the investment advisory services which Marsico had been providing to the Portfolios was not anticipated to change as a result of the Transaction.

Consideration of the Subadvisory Fees and the Cost of the Services and Profits to be Realized by Marsico and its Affiliates from the Relationship with the Portfolios.  The Board, including the Independent Directors, received and reviewed information regarding the fees to be paid by AIG SunAmerica to Marsico pursuant to the New Subadvisory Agreement. The Board examined this information in order to determine the reasonableness of the fees in light of the nature and quality of services to be provided and any potential additional benefits to be received by Marsico or its affiliates in connection with providing such services to the Portfolios.

The Board received and reviewed information regarding the fees paid by AIG SunAmerica to Marsico pursuant to the Prior Subadvisory Agreement and to be paid under the New Subadvisory Agreement. To assist in analyzing the reasonableness of the subadvisory fees, the Board received a report prepared independently by Lipper. The report showed comparative fee information of each Portfolio’s Peer Group that the Directors used as a guide to help assess the reasonableness of the subadvisory fees. The Directors noted that Peer Group information as a whole was useful in assessing whether Marsico was providing services at a cost that was competitive with other similar funds. The Directors also considered that the subadvisory fees are paid by AIG SunAmerica out of its management fee and not by the Portfolios, and that subadvisory fees may vary widely within a Peer Group for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of subadvisory fees paid out by AIG SunAmerica and the amount of the management fees which it retained. The Board also considered advisory fees received by Marsico with respect to other mutual funds and accounts with similar investment strategies to Portfolios for which they serve as subadviser. The Board noted that the subadvisory fees paid by AIG SunAmerica to Marsico were reasonable as compared to fees Marsico receives for other mutual funds and accounts for which it serves as adviser or subadviser. The Board noted that the fees under the New Subadvisory Agreement would remain the same as under the Prior Subadvisory Agreement.

The Board reviewed Marsico’s pro forma balance sheet and other financial information and considered whether Marsico, upon the consummation of the Transaction, would have the financial resources necessary to continue to attract and retain highly-qualified investment management personnel, continue to perform its obligations under the New Subadvisory Agreement and continue to provide the high quality of services that it has provided under the Prior Subadvisory Agreement. The Board received and considered information relating to Marsico’s current and projected profitability following consummation of the Transaction. The Board noted, among other things, Marsico’s representations that it anticipated that key aspect of its financial condition, such as its revenue generation and operating expenses, are not expected to change greatly in the initial years following the completion of the Transaction.

The Board concluded that Marsico would continue to have the financial resources necessary to perform their obligations under the New Subadvisory Agreement and to continue to provide the Portfolios with the high quality services that they had provided in the past. The Board also concluded that the subadvisory fees were reasonable in light of the factors discussed above.

Economies of Scale.  The Board did not review specific information regarding whether there have been economies of scale with respect to Marsico’s management of the Portfolios because it regards that information as less relevant at the subadviser level. Rather, the Board considered information regarding economies of scale in the context of the renewal of the Portfolios’ Advisory Agreement with AIG SunAmerica.

Other Factors.  The Board also received information regarding Marsico’s brokerage and soft dollar practices. The Board considered that Marsico is responsible for decisions to buy and sell securities for the portion of the portfolios it manages, the selection of broker-dealers and the negotiation of commission rates. The Board considered the benefits Marsico derives from their soft dollar arrangements, including arrangement under which brokers provide brokerage and/or research services to Marsico in return for allocating brokerage.

Conclusion.  After a full and complete discussion, the Board approved the New Subadvisory Agreement, for a two-year period ending August 31, 2009. Based upon their evaluation of all these factors in their totality, the Board, including all of the Independent Directors, was satisfied that the terms of the New Subadvisory Agreement were fair and reasonable and in the best interests of the Portfolios and the Portfolios’ respective shareholders. In arriving at a decision to approve the New Subadvisory Agreement, the Board did not identify any single factor or group of factors as all-

important or controlling, but considered all factors together. The Independent Directors were also assisted by the advice of independent counsel in making this determination.

Information About Marsico

Marsico is a Denver-based investment management firm that manages assets for mutual funds, variable insurance funds, corporate retirement plans and other institutions, separately managed wrap accounts, and other clients. Marsico specializes in growth-oriented equity strategies, including large-cap growth, international growth, global growth, and all-cap growth. With approximately $93.1 billion in assets under management as of June 30, 2007, Marsico is one of the largest growth equity managers in the investment industry. Marsico serves a diverse mix of retail and institutional clients as investment adviser to registered investment companies, as sub-adviser to many other mutual funds and variable annuity programs, as adviser to leading institutional investors, and as adviser to separately managed wrap accounts. Marsico currently has 78 employees, including a 24-member investment team consisting of four portfolio managers, 16 analysts, and four traders. Marsico was founded in 1997 by Mr. Marsico, the firm’s Chief Executive Officer and Chief Investment Officer. Marsico is located at 1200 17th Street, Suite 1600, Denver, CO 80202. As of December 14, 2007, Marsico is an independently-owned investment management firm.

The following chart lists the principal executive officers and the directors of Marsico and their principal occupations. The address for each is 1200 17th Street, Suite 1600, Denver, CO 80202

Name	Principal Occupation

Thomas F. Marsico	Chief Executive Officer and Chief Investment Officer
Christopher J. Marsico	President
James G. Gendelman	Vice President and Portfolio Manager
Mary L. Watson	Executive Vice President and Chief Operations Officer
Thomas M. J. Kerwin	Executive Vice President, General Counsel and Secretary
Kenneth M. Johnson	Executive Vice President and Director of Marketing and Client Services
Corydon J. Gilchrist	Vice President and Portfolio Manager
Steven R. Carlson	Executive Vice President, Chief Financial Officer and Treasurer, and Chief Compliance Officer
Neil L. Gloude	Executive Vice President, Chief Financial Officer and Treasurer

Marsico provides investment advisory services to certain funds listed in Exhibit B which have investment objectives similar to that of the Portfolios.

Ownership of Shares

The number of shares of the Portfolios outstanding as of December 14, 2007 is listed in the table below.

Portfolio	Shares Outstanding

Large-Cap Growth Portfolio	38,507,477
Growth and Income Portfolio	32,168,127
International Equity Portfolio	19,956,522

As of December 31, 2007, to the knowledge of the Company, the following persons beneficially owned or were the owners of record of 5% or more of the outstanding shares of any class of securities of each Portfolio:

			Percentage Owned
Portfolio	Name and Address of Shareholder	Class	of Record

Large-Cap Growth Portfolio	SunAmerica Focused Multi-Asset Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	25.15%
Large-Cap Growth Portfolio	Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	B	7.34%
Large-Cap Growth Portfolio	Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	C	8.72%
Large-Cap Growth Portfolio	Citigroup Global Market Inc. House Account 333 West 34th Street, 7th Floor New York, NY 10001-2402	C	6.84%
Growth and Income Portfolio	SunAmerica Focused Equity Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	44.28%
Growth and Income Portfolio	SunAmerica Focused Balanced Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	19.18%
Growth and Income Portfolio	Citigroup Global Market Inc. House Account 333 West 34th Street, 7th Floor New York, NY 10001-2402	B	7.58%
Growth and Income Portfolio	Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	B	7.35%
Growth and Income Portfolio	Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	C	14.55%
Growth and Income Portfolio	Citigroup Global Market Inc. House Account 333 West 34th Street, 7th Floor New York, NY 10001-2402	C	11.54%
International Equity Portfolio	SunAmerica Focused Equity Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	38.20%
International Equity Portfolio	SunAmerica Focused Multi-Asset Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	28.01%
International Equity Portfolio	SunAmerica Focused Balanced Strategy Fund 2919 Allen Parkway #L7-07 Houston, TX 77019-2111	A	16.38%
International Equity Portfolio	Merrill Lynch, Pierce, Fenner & Smith, Inc. for the sole benefit of its customers 4800 Deer Lake Dr East 2nd Fl Jacksonville, FL 32246-6484	C	9.66%

The Directors and officers of the Company and members of their families as a group, beneficially owned less than 1% of the beneficial interest of each Portfolio as of December 31, 2007.

Brokerage Commissions

The table below sets forth, for each Portfolio’s fiscal year ended October 31, 2007, the aggregate brokerage commissions paid, the commissions paid to affiliated broker/dealers and the amount paid to affiliated broker/dealers as a percentage of the Portfolio’s aggregate brokerage commissions.

			Percentage of
	Aggregate Brokerage	Amount Paid to	Commissions Paid to
Portfolio	Commissions	Affiliated Broker-Dealers	Affiliated Broker-Dealers

Large-Cap Growth Portfolio	$1,436,114	—	—
Growth and Income Portfolio	$2,223,516	—	—
International Equity Portfolio	$877,862	—	—

AIG SunAmerica Capital Services, Inc. serves as distributor of the shares of each Portfolio. Both AIG SunAmerica and the Distributor are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

Shareholder Proposals

Neither the Company, nor the Portfolios are required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will occur. If a shareholder wishes to submit a proposal for consideration at a future shareholder meeting, the Company must receive the proposal a reasonable time before the solicitation is to be made. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Board of Directors,

John Genoy
President, SunAmerica Focused Series, Inc.

Dated: February 11, 2008

Exhibit A

FORM OF NEW SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of          , 2007, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and MARSICO CAPITAL MANAGEMENT, LLC a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Focused Series, Inc., a Maryland corporation (the “Corporation”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the “Portfolios”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser.  (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser of the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolios set forth in the Corporation’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that the portion of the assets which it manages of the Portfolios set forth in Schedule A will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that, solely with respect to the portion of each Portfolio that Subadviser manages, and recognizing the Subadviser’s limited control over certain compliance matters relevant to those Portfolios, the Subadviser will cooperate to ensure (1) qualification, election, and maintenance of such election by the managed portion of the Portfolio to be treated as a “regulated investment company” under Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) compliance with (a) the provisions of the Act and rules adopted thereunder for the managed portion of the Portfolio; (b) applicable federal and state securities, commodities, and banking laws relevant to the managed portion of the Portfolio; and (c) the Adviser’s determinations regarding distribution requirements necessary to avoid payment of any excise tax by the managed portion of the Portfolio pursuant to Section 4982 of the Code. The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Corporation, or any other subadvisers to other investments companies that are under common control with the Corporation, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act. For purposes of complying with the preceding sentence the Subadviser may rely on a list, as amended from time to time, of subadvisers of the Fund, and any subadviser to other investment companies that are under common control with the Fund, provided by the Adviser.

The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time satisfactory to the Adviser.

2. Portfolio Transactions.  (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and (through the Adviser) to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request, including but not limited to, any reports that the Subadviser may in its sole discretion cause to be prepared by independent third parties relating to the execution costs of such transactions, if any. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolios with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

3. Compensation of the Subadviser.  The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior day’s net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Other Services.  At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser’s cost.

5. Reports.  The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements,

reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

6. Status of the Subadviser.  The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation, except as expressly permitted under this Agreement.

7. Certain Records.  The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments held by the portion of the Portfolio that is managed by Subadviser and that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request, provided that the Subadviser may keep a copy of such records.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation’s auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

8. Reference to the Subadviser.  Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

9. Liability of the Subadviser.  (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s conduct under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolios with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser, and any other subadviser with respect to the portion of a Portfolio’s assets not allocated to Subadviser.

10. Permissible Interests.  Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

11. Term of the Agreement.  This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Corporation; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months’ written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

12. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13. Amendments.  This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

14. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

15. Separate Series.  Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

16. Notices.  All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Marsico Capital Management 1200 17th Street — Suite 1600 Denver, Colorado 80202 Attention: Thomas M. J. Kerwin
Adviser:	AIG SunAmerica Asset Management Corp. Harborside Financial Center 3200 Plaza 5 Jersey City, New Jersey 07311-4992 Attention: Legal Department

17. Proxy Voting.  The Portfolios have appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors. With respect to certain vote items, a Portfolio may request guidance or a recommendation from the adviser, administrator or subadviser of the Portfolio. The Subadviser shall not have responsibilities in connection with the final proxy voting decisions for a Fund, although the Subadviser may be requested to make a proxy voting recommendation.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET
MANAGEMENT CORP.

By:
Name:     Peter A. Harbeck

Title:	President and CEO

MARSICO CAPITAL MANAGEMENT, LLC

By:
Name:     Christopher J. Marsico

Title:	President

SCHEDULE A

Exhibit B

FUNDS ADVISED BY MARSICO CAPITAL MANAGEMENT, LLC
WITH SIMILAR INVESTMENT OBJECTIVES

All of the information below is provided as of September 30, 2007. While investment objectives of the funds listed below may be similar to that of the Portfolios, the nature of the services provided by Marsico to the funds may differ. For example, Marsico provides subadvisory services for a portion of each Portfolio’s assets, while Marsico may provide either investment advisory or subadvisory services for the entire portion of certain funds listed below. As a subadviser, Marsico may perform a more limited set of services and assumes fewer responsibilities for the Portfolios and for certain other funds shown in the table below than it does for the funds for which it serves as the investment adviser.

Funds with similar investment objectives to the Large-Cap Growth Portfolio and the Growth and Income Portfolio:

	Assets managed by
	Marsico as of
	09/30/07
Comparable Funds for which Marsico serves as Sub-Adviser*	($ million)		Subadvisory Fee Paid to Marsico***

AXA Equitable Funds
AXA Premier VIP Aggressive Equity Portfolio	$710.0	**	0.27%
EQ/Marsico Focus Portfolio	$4,358.1		0.45% on first $400 million
EQ Market PLUS Large Cap Growth Portfolio	$297.7	**	0.40% on assets >$400 million and <$1 billion 0.375% on assets >$1 billion and <$1.5 billion 0.35% on assets >$1.5 billion
Columbia Funds (formerly Nations Funds)
Columbia Marsico Focused Equities Master Portfolio	$5,166.3		0.45%
Columbia Marsico Focused Equities Fund, Variable Series	$210.6		0.45%
(The) Diversified Investors Funds Group
Diversified Investors Equity Growth Fund	$810.4	**	0.30% on the first $1 billion 0.25% on > $1 billion 0.27% for entire portfolio if portfolio >$2 billion
SunAmerica
SunAmerica Focused Alpha Growth Fund	$297.9	**	0.40%
SunAmerica Focused Alpha Large-Cap Fund	$109.7	**	0.40%
Seasons Series Trust-Focus Growth Portfolio	$46.6	**	****
Seasons Series Trust-Focus Growth & Income Portfolio	$31.3	**	****
SunAmerica Series-Trust Marsico Focused Growth Portfolio	$154.6	**	****
UBS Pace Select Advisors Trust
UBS Pace Large Company Growth Equity Investments Fund	$537.0	**	0.30%

B-1

*	Comparable funds represent sub-advised funds managed in Marsico’s focus style. Portfolios in Marsico’s focus style typically hold 20-30 securities. With the exception of the SunAmerica Series Trust-Marsico Focused Growth Portfolio, the SunAmerica portfolios managed by Marsico, including the Portfolios, held fewer securities, typically 10-20 securities.

**	Denotes multi-manager fund. Assets reflect the Marsico-managed portion only.

***	A principal investment manager other than Marsico typically charges management fees to these mutual funds that include both sub-advisory fees paid to Marsico and additional management fees paid to the principal investment manager.

****	Pursuant to an exemptive order issued to the funds by the SEC, the funds are not required to disclose individual subadviser fees.

	Assets as of
	09/30/07
Funds for which Marsico serves as Investment Adviser*	($ million)	Management Fee Paid to Marsico

(The) Marsico Investment Fund
Marsico Focus Fund	$5,052.3	0.85% on first $3 billion
		0.75% on assets >$3 billion

*	The Marsico Investment Fund is Marsico’s proprietary mutual fund. The services that Marsico provides to this fund as manager and investment adviser to Marsico Investment Fund are much broader in scope than the services that Marsico provides as an investment sub-adviser to other funds.

Funds with similar investment objectives to the International Equity Portfolio:

	Assets managed by
	Marsico as of
	09/30/07
Comparable Funds for which Marsico serves as Sub-Adviser*	($ million)		Subadvisory Fee Paid to Marsico***

AEGON/Transamerica & Transamerica IDEX
TA/IDEX Marsico International Growth Fund	$566.6		0.50% on first $300 million 0.45% on > $300 - $400 million 0.40% on > $400 million - $1 billion 0.35% on assets > $1 billion
Advanced Series Trust /Prudential Investments
AST International Growth Portfolio	$824.5	**	0.45% on first $500 million
PSF SP International Growth Portfolio	$158.2	**	0.40% from $500 million - $1 billion 0.35% on assets > $1 billion
AXA Equitable Funds
AXA Premier VIP International Equity Fund	$1,038.1	**	0.50%
Columbia Funds (formerly Nations Funds)
Columbia Marsico International Opportunities Fund	$3,501.2		0.45%
Columbia Multi-Advisor International Equity Fund	$1,498.0	**
Columbia Marsico Int’l Opportunities Fund, Variable Series	$357.0
Russell Investment Company
International Fund	$192.2	**	0.45% on first $750 million
International Securities Fund	$440.7	**	0.40% on assets > $750 million - $1.5 billion 0.35% on assets > $1.5 billion

B-2

	Assets managed by
	Marsico as of
	09/30/07
Comparable Funds for which Marsico serves as Sub-Adviser*	($ million)	Subadvisory Fee Paid to Marsico***

Harbor Fund
Harbor International Growth Fund	$917.1	0.45% on first $250 million 0.40% on assets > $250 million - $500 million 0.35% on assets > $500 million
Lincoln Variable Insurance Products Trust
LVIP Marsico International Growth	$199.5	0.50%
ING Investors Trust
ING Marsico International Opportunities Portfolio	$496.6	0.45% on first $500 million 0.40% on next $1 billion 0.35% on assets > $1.5 billion
John Hancock
International Opportunities Trust	$956.1	0.45% on first $750 million
International Opportunities Fund	$868.4	0.40% on next $750 million 0.35% on assets > $1.5 billion
Masters Select Funds Trust
Masters Select International Fund	$332.5 ***	0.50%

*	Comparable funds represent sub-advised funds managed in Marsico’s International style. Portfolios in Marsico’s international style generally hold 35 or more securities. The SunAmerica Focused International Equity Portfolio and the Masters Select International Funds typically hold 10-20 securities.

**	Denotes multi-managed. Assets reflect Marsico’s portion only.

***	Multi-Managed; less than 15 securities held in Marsico’s portion

****	A principal investment manager other than Marsico typically charges management fees to these mutual funds that include both sub-advisory fees paid to Marsico and additional management fees paid to the principal investment manager.

	Assets as of
	09/30/07
Funds for which Marsico serves as Investment Adviser*	($ million)	Management Fee Paid to Marsico

Marsico Investment Fund
Marsico International Opportunities Fund	$821.4	0.85%

*	The Marsico Investment Fund is Marsico’s proprietary mutual fund. The services that Marsico provides to this fund as manager and investment adviser to Marsico Investment Fund are much broader in scope than the services that Marsico provides as an investment sub-adviser to other funds.

B-3